Exhibit 99.1

Certain statements in this presentation constitute "forward-looking statements". When used in this presentation, the words "intends," "expects," "anticipates," "estimates," "believes," "goal," "no assurance" and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to revenue, are intended to identify such forward- looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by international crisis, acts or threats of terrorism and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; competition from HSIA providers; changes in demand for our products and services; programming costs, availability, timeliness, and quality; technological developments by competitors; developmental costs, difficulties, and delays; relationships with clients and property owners; the availability of capital to finance growth, the impact of government regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any acquisition, we are subject to risks that integration costs will exceed expectations, that synergies we anticipate will not be realized, or will take longer than anticipated to realize, that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise, and that the financial results we expect from the acquisition will not be realized. These forward-looking statements speak only as of the date of this presentation. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward- looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Renewing and maximizing our core business while generating additional growth by developing and delivering compelling new interactive solutions to current and adjacent markets. Growth Strategy Expanding Networks & Integrating Solutions Expanding Networks: Driving interactive television network in lodging and adjacent markets Developing broadband & digital networks into markets served Integrating Solutions: Delivering new interactive solutions that drive new revenue Build competitive differentiation in meeting customer needs

Growth Strategy Expanding Networks & Integrating Solutions Three Industry Leaders Now Working as One

The "New" LodgeNet A More Strategic Network: 1.8 Million Hotel Rooms - Top 10 MSO Equivalent 300 Million Interactive Experiences Annually A Broader Array of Solutions: Guest Connectivity High-Definition Television Sports On-Demand Programming Hotel Branding & Marketing Applications

The "New" LodgeNet Our Goal: Envision, Design, Deliver and Manage Interactive Experiences for Our Customers Connect, Inform and Entertain Guests

The "New" LodgeNet Acquisition 80% Increase in Interactive Television Network - Prominent Brands - USA, Canada & Mexico Penetration in Major Markets 80% Increase in Revenue - $227 million 2006 $57 million AOCF in 2006 Broader Array of Solutions Then Now LNET 1000 1000 ONCO 0 830 1,000 1,830 Rooms (in thousands)

The "New" LodgeNet More than 1.8 Million Room More than 9,300 Hotels US, Canada and Mexico

12 To 24 Month Integration Period Best of Both Organizations Preserve and Enhance Platforms Elimination of Duplicative Processes - Synergy Planning on Track - Expect Cost Synergies of Approximately $15 Million On Command Integration

The "New" LodgeNet Acquisition 5-Fold Increase in Broadband Network - Prominent Brands Broader Array of Solutions - Wired & Wireless - Meeting Rooms - Bandwidth Shaping - Integrated Applications - IP Network Design $12 million Revenue in 2006 Then Now LNET 40 40 LSO 0 150 40 190 Rooms (in thousands)

The "New" LodgeNet Opportunities Internet Connectivity Help Desk Services - Recurring Revenue - $3 to $4 per room/month Equipment Sales - Hotel Purchased - 10% to 20% Margin Technical Service - Hourly - Maintenance Agreements "Bundled" Solutions - Television & HSIA HSIA Video East 190 1800

The "New" LodgeNet Opportunities High Definition Television HD Basic Cable - More Channels - Higher Percentage of Hotels - +$5.00 per Room/Month HD Video On-Demand - Increased Guest Interest "Easy HD" Services - Program Consultation - Project Management Installation Services Extended Service Plans HDTV Video East 30 1800

Healthcare Travel Centers Time Shares Gaming Markets International Markets Advertising Other "New" LodgeNet Opportunities

20 Hospitals Under Contract, 15 installed 2006 Revenue = $2.3 Million Increasing Marketing Efforts in 2007 2007 Revenue Forecasted to Double New 2007 Sites Installed include: - Cypress Fairbanks Medical Center - Houston,TX - Baylor Heart Hospital - Dallas, TX - Houston NW Medical Center - Houston, TX - Lancaster General Hospital - Lancaster, PA Healthcare Initiative

International Expansion LodgeNet Enters China Market with Las Vegas Sands Corp Macao - "Asia's Las Vegas" Contracts with: - Venetian Macao-Resort-Hotel - Sands Macao Initial Deployment of 3,000 Rooms - Potential of 20,000 Hotel Investment Model - Cash Flow Without Capital

The "New" LodgeNet: More Strategic Network Broader Array of Solutions "New" LodgeNet Opportunities: Internet Connectivity High Definition Television Healthcare Other Markets

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